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                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

|X|   Filed by Registrant.
|_|   Filed by Party other than the Registrant

Check the appropriate box:

|X|   Preliminary Proxy Statement

|_|   Confidential, for Use of the Commission Only (as permitted by
          Rule 14a-6(e)(2))

|_|   Definitive Proxy Statement
|_|   Definitive Additional Materials

|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                       BLACK WARRIOR WIRELINE CORP.
                       ----------------------------
             (Name of Registrant as Specified in Its Charter)

                                 NOT APPLICABLE
                       ----------------------------
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (check the appropriate box):

|X|  No fee required.

|_| $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(4) and 0-11.

     1) Title  of  each  class  of  securities  to  which  transaction  applies:
        __________________________

     --------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies: __________

     --------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     --------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction: ______________________

     5) Total Fee Paid: _______________________________________________________

|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the Fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:  _____________________________________________

     2)  Form, Schedule or Registration Statement Number:  ____________________

     3)  Filing Party:  _______________________________________________________

     4)  Date Filed:  _________________________________________________________

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

                          BLACK WARRIOR WIRELINE CORP.
                             3748 Highway #45 North
                           Columbus, Mississippi 39701

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  JULY 8, 1999

         Notice is hereby given that the Annual Meeting of Stockholders of Black Warrior Wireline Corp. (the "Company") will be held at the offices of the Company at 3748 Highway #45 North, Columbus, Mississippi 39701, on Thursday, July 8, 1999 at 10:00 AM local time, for the following purposes:

         1. To elect three (3) directors of the Company to hold office until the next Annual Meeting of Stockholders in 2000 and until their successors are elected and qualified;

         2. To consider and vote on a proposal to approve an amendment to the Company's 1997 Omnibus Incentive Plan to increase the number of shares reserved for the grant of options thereunder from 600,000 shares to 1,000,000 shares;

         3. To consider and vote on a proposal to approve an amendment to the Company's 1997 Non-Employee Stock Option Plan to increase the number of shares reserved for the grant of options thereunder from 100,000 shares to 300,000 shares;

         4. To consider and vote on a proposal to approve the adoption of the Company's 1999 Stock Incentive Plan pursuant to which 3,000,000 shares will be reserved for the grant of options thereunder;

         5. To consider and vote on a proposal to amend the Certificate of Incorporation of the Company to increase the authorized shares of Common Stock, par value $.0005 per share, from 12,500,000 shares to 75,000,000 shares; and

         6. To transact such other business as may properly come before the meeting or any adjournments thereof.

         Information with respect to the above is set forth in the Proxy Statement which accompanies this Notice. Only stockholders of record at the close of business on May 27, 1999 are entitled to notice of and to vote at the Meeting.

         We hope that all of our Stockholders who can conveniently do so will attend the Meeting. Stockholders who do not expect to be able to attend the Meeting are requested to mark, date and sign the enclosed Proxy and return the same in the enclosed addressed envelope which requires no postage and is intended for your convenience.

Dated:  June 4, 1999                                    Allen R. Neel, Secretary

                          BLACK WARRIOR WIRELINE CORP.

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS

         The enclosed Proxy is solicited by the Board of Directors of Black Warrior Wireline Corp. (the "Company"), from the holders of shares of Common Stock, $.0005 par value, to be voted at the Annual Meeting of Stockholders (the "Meeting") to be held at the offices of the Company at 3748 Highway #45 North, Columbus, Mississippi 39701, on Thursday, July 8, 1999 at 10:00AM local time, and at any adjournments thereof.

         The only business which the Board of Directors intends to present or knows that others will present at the Meeting is (i) the election of three (3) Directors of the Company to hold office until the next Annual Meeting of Stockholders in 2000 and until their successors have been elected and qualified,
(ii) to consider and vote on a proposal to approve an amendment to the Company's 1997 Omnibus Incentive Plan to increase the number of shares reserved for the grant of options thereunder from 600,000 shares to 1,000,000 shares, (iii) to consider and vote on a proposal to approve an amendment to the Company's 1997 Non-Employee Stock Option Plan to increase the number of shares reserved for the grant of options thereunder from 100,000 shares to 300,000 shares, (iv) to consider and vote on a proposal to approve the adoption of the Company's 1999 Stock Incentive Plan pursuant to which 3,000,000 shares will be reserved for the grant of options thereunder, and (v) to consider and vote on a proposal to amend the Certificate of Incorporation of the Company to increase the authorized shares of Common Stock from 12,500,000 shares to 75,000,000 shares. Management does not know of any other business to be brought before the Meeting, but it is intended that as to any other business, a vote may be cast pursuant to the Proxy in accordance with the judgment of the person or persons acting thereunder. Any stockholder giving a Proxy has the power to revoke it at any time before the Proxy is voted by revoking it in writing, by executing a later dated Proxy, or appearing at the Meeting and voting in person. Any writing revoking a Proxy should be addressed to Allen R. Neel, Secretary, at the address set forth below.

         The Directors to be elected at the Meeting will be elected by a plurality of the votes cast by the stockholders present in person or by proxy and entitled to vote. Each of the other matters to be submitted to a vote of stockholders will require the affirmative vote of a majority of the votes cast at the Meeting on the proposal except that the proposal to amend the Certificate of Incorporation will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock. With regard to the election of Directors, votes may be cast for or withheld from the nominees. Votes that are withheld will have no effect on the outcome of the election because the Directors will be elected by a plurality of votes cast.

         Abstentions may be specified on all proposals submitted to a stockholder vote other than the election of Directors. Abstentions will be counted as present for purposes of determining the existence of a quorum regarding the proposal on which the abstention is noted. However, abstentions on any of the Company's proposals will have no effect on the outcome of the vote on such proposal where the outcome requires the affirmative vote of a majority of votes cast at the Meeting and will have the effect of a vote against the proposal to amend the Company's Certificate of Incorporation.

         Under the rules of the New York Stock Exchange, brokers who hold shares in street name have the authority to vote on certain routine matters on which they have not received instructions from beneficial owners. Brokers holding shares of the Company's Common Stock in street name who do not receive instructions are entitled to vote on the election of Directors. Under applicable Delaware law, "broker non-votes" on any such proposal (where a broker submits a proxy but does not vote a customer's shares on such proposal) will be considered not entitled to vote on that proposal and thus will not be counted in determining the outcome of such vote. Likewise, where authority to vote for the election of Directors is withheld by a stockholder, such shares will not be counted in determining the outcome of such vote. Therefore, broker non-votes with respect to the election of Directors and stockholders who mark their proxies to withhold authority to vote their shares will have no effect on the outcome of such proposal, although broker non-votes and proxies submitted where the vote for the election of Directors is withheld are counted in determining the existence of a quorum.

         Only stockholders of record as of the close of business on May 27, 1999 are entitled to notice of and to vote at the Meeting or any adjournments thereof. On such date, the Company had outstanding voting securities consisting of 3,947,451 shares of Common Stock, $.0005 par value, each of which shares is entitled to one vote.

         The Company's principal executive office address is 3748 Highway #45 North, Columbus, Mississippi 39701, and the telephone number is (601) 329-1047. This Proxy Statement and the enclosed Form of Proxy will be mailed to the Company's stockholders on or about June 4, 1999.

1.       ELECTION OF DIRECTORS

         At the Meeting, it is proposed to elect three (3) Directors to hold office until the next Annual Meeting of Stockholders in 2000, and until their respective successors are elected and qualified. It is intended that, unless otherwise indicated, the shares of Common Stock represented by proxies solicited by the Board of Directors will be voted for the election as

Directors of the three (3) nominees hereinafter named. If, for any reason, any of said nominees shall become unavailable for election, which is not now anticipated, the proxies will be voted for the other nominees and may be voted for a substitute nominee designated by the Board of Directors. Each nominee has indicated that he is willing and able to serve as a Director if elected, and, accordingly, the Board of Directors does not have in mind any substitute. Each nominee is presently a Director of the Company and, except for Mr. Underbrink, was elected a Director at the 1997 Annual Meeting of Stockholders.

         The nominees for Director and their ages are as follows:

                           NAME                          AGE
                           ----                          ---
                  William L. Jenkins                     46
                  Charles E. Underbrink                  44
                  John L. Thompson                       39

         William L. Jenkins has been President, Chief Operating Officer and a Director of the Company since March 1989. From 1973 until 1980, Mr. Jenkins held a variety of field engineering and training positions with Welex - A Halliburton Company, in the South and Southwest. From 1980 until March 1989, Mr. Jenkins worked with Triad Oil & Gas, Inc., as a consultant, providing services to a number of oil and gas companies. During that time, Mr. Jenkins was involved in the organization of a number of drilling and oil field service companies, including a predecessor of the Company, of which he served as Secretary/Treasurer until 1988. Mr. Jenkins has over twenty years' experience in the oil field service business. Mr. Jenkins is Mr. Thornton's brother-in-law.

         Charles E. Underbrink was elected a Director on April 1, 1998. He has been, since July 1995, the Chief Executive Officer and Chairman of St. James Capital Corp., a Houston based merchant banking firm and the general partner of St. James Capital Partners, L.P. He has also been, since January 1998, Chief Executive Officer and Chairman of SJMB, L.L.C., a Houston based merchant banking firm, and general partner of SJMB, L.P. Mr. Underbrink has been, from August 1996 to the present, a principal of HUB, Inc. a lender to small capitalization businesses and the operator of mini-storage facilities located in Minnesota and Wisconsin.

         John L. Thompson has been, since July 1995, a Director and President of St. James Capital Corp., a Houston based merchant banking firm and the general partner of St. James Capital Partners, L.P. He has also been, since January 1998, President and a manager of SJMB, L.L.C., a Houston based merchant banking firm and general partner of SJMB, L.P. Additionally, he is Chairman of the Board of CDI Holdings, Inc., a holding company engaged in energy services and is a Director of Industrial Holdings, Inc., a publicly-held company. Prior to co-founding St. James, Mr. Thompson served as a Managing Director of Corporate Finance at Harris Webb & Garrison, a regional investment banking firm with a focus on mergers and acquisitions, financial restructuring and private placements of debt and equity issues. Mr. Thompson has been nominated for election to the Company's Board of Directors pursuant to the terms of Agreements between the Company and St. James Capital Partners, L.P. See "Certain Transactions" for a description of the transactions.

EXECUTIVE OFFICERS

         The current executive officers of the Company are the following:

                  NAME                        POSITION
                  ----                        --------
         William L. Jenkins          President and Chief Operating Officer
         Allen R. Neel               Executive Vice-President
         Danny Ray Thornton          Vice-President/Operations

         Mr. Jenkins' employment background is described above.

         Allen R. Neel is the Executive Vice-President of the Company and has been employed by the Company since August 1990. He is currently in charge of the Company's directional drilling activities. In 1981, Mr. Neel received his BS Degree in Petroleum Engineering from the University of Alabama. From 1981 to 1987, Mr. Neel worked in engineering and sales for Halliburton Services. From 1987 to 1989, he worked as a District Manager for Graves Well Drilling Co. When the Company acquired the assets of Graves in 1990, Mr. Neel assumed a position with the Company.

         Danny Ray Thornton is a Vice-President of the Company and has been employed by the Company since March 1989. From 1982 to March 1989, Mr. Thornton was the president and a principal stockholder of Black Warrior Mississippi, the Company's operational predecessor. Mr. Thornton has been engaged in the oil and gas services industry in various capacities since 1978. His principal duties with the Company include supervising and consulting on wireline and workover operations. Mr. Thornton is Mr. Jenkins' brother-in-law.

EXECUTIVE COMPENSATION - GENERAL

         The following table sets forth the compensation paid or awarded to the President and Chief Executive Officer of the Company and each other executive officer of the Company who received compensation exceeding $100,000 during 1998 for all services rendered to the Company in each of the years 1998, 1997 and 1996.

                                               SUMMARY COMPENSATION TABLE

                                         ANNUAL COMPENSATION                LONG-TERM COMPENSATION
                               ----------------------------------------- ------------------------------
                                                          BONUS/ANNUAL    SECURITIES      LONG-TERM
          NAME AND                                          INCENTIVE     UNDERLYING      INCENTIVE       ALL OTHER
     PRINCIPAL POSITION          YEAR         SALARY          AWARD         OPTIONS        PAYOUTS      COMPENSATION
     ------------------          ----         ------          -----         -------        -------      ------------
William L. Jenkins               1998        $146,275          -0-          200,000          -0-          $1,216(1)
   President                     1997        $110,000          -0-            -0-            -0-          $1,216(1)
                                 1996         $95,000          -0-            -0-            -0-          $1,216(1)

Allen R. Neel                    1998        $131,334          -0-            -0-            -0-          $8,400(2)
  Executive Vice President       1997         $78,500          -0-          80,000           -0-             -0-
                                 1996         $60,500          -0-            -0-            -0-             -0-

-------------

(1) Includes the premiums paid by the Company on a $1,000,000 insurance policy on the life of Mr. Jenkins which names his wife as beneficiary and owner of the policy.

(2) Automobile allowance paid to Mr. Neel.



OPTION GRANTS IN YEAR ENDED DECEMBER 31, 1998.

         The following table provides information with respect to the above named executive officers regarding options granted to such persons during the Company's year ended December 31, 1998.


                                                  % OF TOTAL OPTIONS/                                     MARKET
                         NUMBER OF SECURITIES       SARS GRANTED TO       EXERCISE OR                    PRICE ON
                           UNDERLYING SARS/          EMPLOYEES IN         BASE PRICE     EXPIRATION      DATE OF
         NAME             OPTIONS GRANTED (#)         FISCAL YEAR          ($/SHARE)        DATE          GRANT
         ----             -------------------         -----------          ---------        ----          -----

William L. Jenkins            200,000(1)                  37%                $6.69         1/1/03         $6.69
-----------------

(1) Of which, 100,000 shares are exercisable on grant of the option and the remaining shares become exercisable on January 1, 2000 and January 1, 2001.

STOCK OPTION HOLDINGS AT DECEMBER 31, 1998.

         The following table provides information with respect to the above named executive officers regarding Company options held at the end of the Company's year ended December 31, 1998 (such officers did not exercise any options during the most recent fiscal year).

                                                                          VALUE OF UNEXERCISED
                             NUMBER OF UNEXERCISED OPTIONS                IN-THE-MONEY OPTIONS
                                  AT DECEMBER 31,1998                   AT DECEMBER 31, 1998 (1)
                         --------------------------------     --------------------------------
         NAME            EXERCISABLE        UNEXERCISABLE     EXERCISABLE        UNEXERCISABLE
         ----            -----------        -------------     -----------        -------------

William L. Jenkins         100,000             100,000            -0-                 -0-
Allen R. Neel               60,000               20,000           -0-                 -0-

-----------

(1) Based on the closing sales price on December 31,1998 of $1.00.


EMPLOYMENT AGREEMENTS

         The Company has entered into an Employment Agreement, dated January 1, 1998, with William L. Jenkins, to serve as its President, Chief Executive Officer and a Director of the Company. The Employment Agreement, which terminates on December 31, 2001, provides for an annual base salary of $225,000. Mr. Jenkins has agreed to a reduction in his salary to $85,000 as a consequence of the decline in oil and gas prices and the impact on the Company's operations. The Employment Agreement provides for certain increases in Mr. Jenkins base compensation in the years 1999, 2000 and 2001 if the Company meets certain performance objectives. Pursuant to the agreement, Mr. Jenkins was granted a ten-year option to purchase 200,000 shares of the Company's common stock at an exercise price of $6.6875 per share, the fair market value of the stock on January 1, 1998, the date the option was granted. With certain exceptions, the agreement restricts Mr. Jenkins from engaging in activities in competition with the Company during the term of his employment and, in the event Mr. Jenkins terminates the agreement prior to its termination date, for a period of eighteen
(18) months thereafter and also in the event he terminates the agreement, from soliciting for employment any employee of the Company for a period of two years after termination.

         The Company has entered into two-year employment agreements terminating on April 1, 2000 with each of Allen R. Neel, Executive Vice-

President, and Danny Ray Thornton, Vice-President, Operations, of the Company. Mr. Neel is to receive base compensation of $135,000 per year; however, he has agreed to a reduction to $85,000 per year. Mr. Thornton receives base compensation of $75,000 per year. On each anniversary date of the agreements, the Company and the employee agree to renegotiate the base salary taking into account the rate of inflation, overall profitability and the cash position of the Company, the performance and profitability of the areas for which the employee is responsible and other factors. The agreements contain restrictions on such persons engaging in activities in competition with the Company during the term of their employment and for a period of two years thereafter. In addition, the agreements provide for the grant to such employees of options to purchase 50,000 shares of the Company's Common Stock on execution of the agreements and 10,000 shares on each of the first three anniversary dates of the agreements, provided such persons continue to be employed by the Company, exercisable at a price of $2.625 per share.

CERTAIN TRANSACTIONS

         On March 9, 1998, the Messr. Danny Ray Thornton, Allen R. Neel and Reese James, officers and employees of the Company, agreed to release their lien on the Company's receivables in exchange for confirmation by the Company of certain obligations to such persons which consist of (i) reimbursement of such persons for their legal fees and expenses incurred in connection with their efforts to recover from Monetary Advancement International Inc., and (ii) the agreement to make such persons whole by issuing stock of the Company having a value of $240,000, based on the bid price at the date of issuance, less any recovery from MAII.

         In March 1995, the Company received a letter from the District Director of the Internal Revenue Service (the "IRS") in which he formally notified the Company that the IRS had preliminarily calculated deficiencies of $35,057 and $541,727 in federal taxes for the years ended December 31, 1989 and December 31, 1990, respectively. The adjustments proposed by the IRS included the valuation of bonus stock compensation to William L. Jenkins, President of the Company, as well as certain other items. The Company agreed to pay whatever personal tax liability was determined to be owing by Mr. Jenkins related to the bonus stock resulting from an unfavorable resolution of the IRS' proposed adjustment. In June 1996, the Company settled this matter with the IRS on terms which, among other things, resulted in an additional tax liability to Mr. Jenkins in the amount of $98,524 for taxes, penalties and interest related to the bonus stock. The Company reimbursed Mr. Jenkins for this sum on January 23, 1997 and has agreed to further reimburse Mr. Jenkins for the tax liability resulting from this payment and any further tax reimbursement payments made to Mr. Jenkins in future years.

         Commencing in June 1997 through February 18, 1999, the Company entered into a series of transactions with St. James Capital Partners, L.P. and affiliated entities (collectively referred to as "St. James") whereby the Company sold to St. James on the following dates for an aggregate purchase price of $19.4 million, the following securities:

      DATE                        SECURITY                  PRINCIPAL AMOUNT
      ----                        --------                  ----------------
June 6, 1997            9% Convertible Promissory Note         $2.0 million (1)
October 9, 1997         7% Convertible Promissory Note         $2.9 million (2)
January 23, 1998        8% Convertible Promissory Note        $10.0 million(3)
October 30, 1998        10% Convertible Promissory Note        $2.0 million (4)
February 18, 1999       10% Convertible Promissory  Note       $2.5 million (5)

     DATE             NUMBER OF WARRANTS (6)(7)                EXPIRATION DATE
     ----             -------------------------                ---------------
June 6, 1997               1,221,000                          June 5, 2002
October 9, 1997            2,239,138                        October 10, 2002
January 23,1998            9,000,000                        January 23, 2003
October 30, 1998           2,000,000                        October 30, 2003
February 18, 1999          2,075,000                       February 18, 2004

-----------

(1) Convertible at a current conversion price of $1.50 per share, as adjusted through February 18, 1999 pursuant to anti-dilution adjustments, into an aggregate of 1,333,333 shares of Common Stock.

(2) Convertible at a current conversion price of $1.50 per share, as adjusted through February 18, 1999 pursuant to anti-dilution adjustments, into an aggregate of 1,933,333 shares of Common Stock.

(3) Convertible at an exercise price of $1.50 per share, as adjusted through February 18, 1999 pursuant to anti-dilution adjustments, into an aggregate of 6,666,667 shares of Common Stock.

(4) Convertible at a current conversion price of $1.50 per share, as adjusted through February 18, 1999 pursuant to anti-dilution adjustments, into an aggregate of 1,333,333 shares of Common Stock.

(5) Convertible at a current conversion price of $1.50 per share, subject to anti-dilution adjustments, into an aggregate of 1,666,667 shares of Common Stock.

(6) Each warrant represents the right to purchase one share of Common Stock at $1.50 per share, subject to anti-dilution adjustments.

(7) As adjusted and subject to further anti-dilution adjustment.

         On each of June 6 and October 9, 1997, January 23 and October 30, 1998, and February 18, 1999 the Company entered into Purchase Agreements, and related notes, warrants and security documents (the "Agreements") with St. James or certain affiliated entities regarding the purchase of the securities described in the tables above. Except for those terms relating to the amounts of securities purchased, maturity and expiration dates, interest rates, and conversion and exercise prices, each of such Agreements contained substantially identical terms and conditions relating to the purchase of the securities involved. Payment of principal and interest on all the notes is collateralized by substantially all the assets of the Company, subordinated, as of March 31, 1999, to the senior secured borrowings of the Company from Fleet Capital Corporation ("Fleet") in the maximum aggregate amount of $11.5 million. The notes are convertible into shares of the Company's Common Stock at the conversion prices set forth in the tables above, subject to anti-dilution adjustments for certain issuances of securities by the Company at prices per share of Common Stock less than the conversion price then in effect in which event the conversion price is reduced to the lower price at which such shares were issued. Pursuant to the Agreements, the Company agreed to issue to St. James for nominal consideration warrants to purchase shares of Common Stock of the Company exercisable at the prices set forth in the tables above, subject to anti-dilution adjustment for certain issuances of securities by the Company at prices per share of Common Stock less than the exercise prices then in effect in which event the exercise price is reduced to the lower price at which such shares were issued. The shares issuable on conversion of the notes and exercise of the warrants have demand and piggy-back registration rights under the Securities Act of 1933. The Company agreed that one person designated by St. James will be nominated for election to the Company's Board of Directors. Mr. John L. Thompson, currently a Director of the Company, serves in this capacity. The Agreements grant St. James certain preferential rights to provide future financings to the Company, subject to certain exceptions. The notes also contain various affirmative and negative covenants, including a prohibition against the Company consolidating, merging or entering into a share exchange with another person, with certain exceptions, without the consent of St. James. Events of default under the notes include, among other events, (i) a default in the payment of principal or interest; (ii) a default under any of the notes and the failure to cure such default for five days, which will constitute a cross default under each of the other notes; (iii) a breach of the Company's covenants, representations and warranties under any of the Agreements; (iv) a breach under any of the Agreements between the Company and St. James, subject to certain exceptions; (v) any person or group of persons acquiring 40% or more of the voting power of the Company's outstanding shares who was not the owner thereof as of October 30, 1998, a merger of the Company with another person, its dissolution or liquidation or a sale of all or substantially all its assets; and (vi) certain events of bankruptcy. In the event of a default under any of the notes, subject to the terms of an agreement between St. James and Fleet, St. James could seek to foreclose against the collateral for the notes.

         In the October 1997 and January 1998 agreements, St. James agreed to convert its $2.0 million convertible note dated June 5, 1997 and its $2.9 million convertible note dated October 10, 1997 into shares of the Company's Common Stock at such time as the Company has filed a registration statement under the Securities Act of 1933 relating to the shares issuable on conversion of such notes and on exercise of the warrants issued to St. James and such registration statement has been declared effective.

         In March 1998, St. James agreed to certain amendments to its agreements with the Company in connection with the Company's borrowings from Fleet to finance the completion of the acquisition of assets from Phoenix Drilling Services, Inc. Among other things, these amendments required St. James to extend the maturity date of $10.0 million of indebtedness owing to it from maturing in 18 months to maturing in 36 months, required St. James to fully subordinate the payment of principal and interest on the indebtedness owing to it to the prior payment in full of the Company's indebtedness to Fleet, and required St. James to refrain from selling shares of Common Stock of the Company below certain percentage levels of the Company's shares outstanding so long as the indebtedness remains owing to Fleet. In consideration for these amendments, the Company agreed to reduce the exercise and conversion prices of the common stock purchase warrants and note issued to St. James in January 1998 to $5.50 per share and to provide that in the event shares are issued by the Company thereafter at a price less than $5.50 per share such exercise and conversion prices will be reduced to a price equal to the price at which the shares are issued. The $5.50 price was based on a price at which the Company issued shares of Common Stock in a private placement in March 1998, at the time St. James agreed to the amendments to its agreements.

         At June 30, 1998, the Company was not in compliance with certain financial covenants of its Loan and Security Agreement with Fleet. Under the terms of the loan agreement, the breach of these covenants constituted events of default and at the option of Fleet, the obligations of the Company to Fleet were subject to being declared by Fleet to be immediately due and payable.

         On October 30, 1998, the Company entered into an Amended and Restated Loan Agreement with Fleet pursuant to which, among other things, Fleet waived any and all defaults which existed under the prior loan agreement. Under the Amended and Restated Loan Agreement, Fleet agreed to loan to the Company up to an additional $1.2 million, subject however to the Company borrowing an additional $1.5 million subordinated to the Company's borrowings from Fleet and an additional $500,000 borrowed by the Company from St. James in July 1998 being converted into a loan subordinated to the Company's indebtedness owing to Fleet.

         In order to obtain the additional $1.5 million of subordinated borrowings necessary to complete the closing of the Company's Amended and Restated Loan Agreement with Fleet, on October 30, 1998, the Company entered into an agreement with SJMB, L.P. ("SJMB"), an affiliate of St. James, whereby SJMB agreed to purchase up to $2.0 million principal amount of the Company's convertible promissory note due on March 16, 2001. Such amount included a refinancing of the $500,000 loaned in July 1998 and provided $750,000 to the Company on October 30, 1998 to close the amended loan agreement with Fleet. Subject to the Company meeting certain conditions, SJMB agreed to loan an additional $750,000 to the Company, which funds were loaned on December 1, 1998. The note issued to SJMB was originally convertible into shares of the Company's Common Stock at a conversion price of $2.25 per share, subject to anti-dilution adjustment for certain issuances of securities by the Company at prices per share of Common Stock less than the conversion price then in effect, in which event the conversion price is reduced to the lower price at which such shares are issued. The Company also agreed to issue to SJMB warrants to purchase shares of Common Stock exercisable at a price of $2.25 per share, subject to anti-dilution adjustment for certain issuances of securities by the Company at prices per share of Common Stock less than the exercise price then in effect, in which event the exercise price is reduced to the lower price at which such shares are issued and the number of shares issuable is adjusted upward. Under the agreement with SJMB, warrants to purchase 1,333,333 shares of Common Stock were issued.

         On February 18, 1999, at a time when the Company was not in compliance with the terms of its Amended and Restated Loan Agreement with Fleet and was seeking to enter into a Forbearance Agreement and Amendment to Loan and Security Agreement (the "Forbearance Agreement") with Fleet, as a condition to Fleet entering into the Forbearance Agreement, the Company entered into an agreement with two affiliates of St. James, to purchase up to $2.5 million principal amount of the Company's convertible promissory note due on March 16, 2001. The note is convertible into shares of the Company's Common Stock at a conversion price of $1.50 per share, subject to anti-dilution adjustment for certain issuances of securities by the Company at prices per share of Common Stock less than the conversion price then in effect, in which event the conversion price is reduced to the lower price at which such shares are issued. The Company also issued warrants to purchase 2,075,000 shares of Common Stock exercisable at a price of $1.50 per share, subject to anti-dilution adjustment for certain issuances of securities by the Company at prices per share of Common Stock less than the exercise price then in effect, in which event the exercise price is reduced to the lower price at which such shares are issued and the number of shares issuable is adjusted upward.

         As a consequence of the issuance of the convertible note and warrant to SJMB in October 1998 with conversion and exercise prices of $2.25, under the terms of the anti-dilution provisions of the outstanding convertible notes and warrants held by St. James, including certain of its affiliates and assignees, the conversion prices and exercise prices of those securities were reduced to $2.25 per share with the total number of shares issuable on conversion and exercise being adjusted upward to 16,040,092 shares. As a consequence of the issuance of the convertible note and warrant to SJMB in February 1999 with conversion and exercise prices of $1.50, under the terms of the anti-dilution provisions of the outstanding convertible notes and warrants held by St. James, including certain of its affiliates and assignees, the conversion prices and exercise prices of those securities were reduced to $1.50 per share with the total number of shares issuable on conversion and exercise being adjusted upward to 29,468,471 shares.

         Because the Company's Certificate of Incorporation currently provides that the Company can issue up to 12,500,000 shares of Common Stock, the warrants and notes held by St. James and SJMB, L.P. and their limited partners will not be fully exercisable in the event the stockholders of the Company do not approve the amendment of the Company's Certificate of Incorporation described in Proposal 4.

         The Company's loan agreement dated February 18, 1999 with SJMB provides that the Company shall, at or before the earlier of June 30, 1999 or its next annual meeting of shareholders, secure an amendment to its Certificate of Incorporation to increase the number of shares that the Company is authorized to issue to a number sufficient to authorize the issuance of its current outstanding shares and all shares that are issuable upon conversion of the Company's outstanding shares and all shares that are issuable upon conversion of the Company's outstanding convertible notes and exercise of any warrants or options to purchase Common Stock. SJMB has agreed to extend the date by which the amendment must be secured to July 31, 1999. Pursuant to the forgoing, the Company is submitting to a vote of its shareholders at the Meeting a proposal to increase the number of shares of Common Stock authorized to 75,000,000 shares.

         The failure of the shareholders of the Company to approve the amendment of the Certificate of Incorporation will constitute a breach of the Company's agreement with SJMB and, if such default remains uncured for 45 days, constitute an Event of Default under the Company's $2.5 million promissory note held by SJMB. Under those circumstances, the principal of the note and all accrued interest would become automatically immediately due and payable. Such default would also constitute a default under all of the Company's other indebtedness owing to St. James and its affiliates, aggregating $16.9 million as of March 31, 1999, as well as a default under the Company's borrowings from Fleet. Accordingly, an aggregate of $29.7 million of the Company's indebtedness would be in default and would entitle the creditors to foreclose on substantially all of the Company's assets, subject to the terms of an Amended and Restated Subordination Agreement between St. James and its affiliates and Fleet whereby St. James agreed to subordinate the payment of the Company's indebtedness owing to it to the prior payment of the Company's indebtedness owing to Fleet.

         During the year ended December 31, 1998, the Company paid $902,012 to St. James Capital Corp. for consulting fees.

2.       AMENDMENT TO 1997 OMNIBUS INCENTIVE PLAN

         On May 27, 1998 and January 11, 1999 the Company's Board of Directors adopted, subject to stockholder approval, proposed amendments to the 1997 Omnibus Incentive Plan (the "Omnibus Plan") to increase the number of shares reserved for the grant of options thereunder from 600,000 shares to 1,000,000 shares. Stockholders are being asked to approve the amendments to the Omnibus Plan at the Meeting. A general description of the Omnibus Plan is set forth below.

               MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2

         General Description. The Omnibus Plan provides for compensatory awards (each an "Award") representing or corresponding to up to, as proposed to be amended, 1,000,000 shares of Common Stock of the Company. Awards may be granted for no consideration and consist of stock options, stock awards, stock appreciation rights ("SARs"), dividend equivalents, other stock-based awards (such as phantom stock) and performance awards consisting of any combination of the foregoing. The Omnibus Plan is designed to provide an incentive to the officers and certain other key employees of the Company by making available to them an opportunity to acquire a proprietary interest or to increase their proprietary interest in the Company. Any Award issued under the Omnibus Plan which is forfeited, expires or terminates prior to vesting or exercise will again be available for Award under the Omnibus Plan.

         The Directors or a Compensation Committee of the Board of Directors administers the Omnibus Plan. The Directors or, if appointed, Compensation Committee has the full power and authority, subject to the provisions of the Omnibus Plan, to designate participants, grant Awards and determine the terms of all Awards. The Directors or, if appointed, Compensation Committee has the right to make adjustments with respect to Awards granted under the Omnibus Plan in order to prevent dilution of the rights of any holder. Members of the Compensation Committee, if appointed, are not eligible to receive Awards under the Omnibus Plan.

         Stock Awards. The Directors or, if appointed, Compensation Committee has the right to grant Awards of shares of Common Stock which are subject to such restrictions (including restrictions on transferability and limitations on the right to vote or receive dividends with respect to the restricted shares) and such terms regarding the lapse of restrictions as are deemed appropriate. Generally, upon termination of employment for any reason during the restriction period, restricted shares shall be forfeited to the Company.

         SARs. An Award may consist of SARs. Upon exercising a SAR, the holder will be paid by the Company an amount in cash equal to the difference between the fair market value of the shares of Common Stock on the date of exercise, and the fair market value of the shares of Common Stock on the date of the grant of the SAR, less applicable withholding of Federal and State taxes. In no event may
(i) an aggregate payment by the Company during any fiscal year upon the exercise of SARs exceed $250,000 without board approval, or (ii) a holder of a SAR, who is also an employee of the Company, exercise an SAR if the aggregate amount to be received as a result of his or her exercise of SARs in the preceding twelve month period exceeds such employee's current base salary.

         Options Issued Under Omnibus Plan. The terms of specific options will be determined by the Directors or, if appointed, Compensation Committee. Generally, options will be granted at an exercise price equal to the lower of
(i) 100% of fair market value of the shares of Common Stock on the date of grant or (ii) 85% of the fair market value of the shares of Common Stock on the date of exercise. Each option will be exercisable after the period or periods specified in the option agreement, which will generally not exceed 10 years from the date of grant. Options may be issued in tandem with SARs ("Tandem Options") as a performance award.

         Shares of Common Stock received upon exercise of options are not transferable for a period of six months following exercise (other than in the case of death). In the event the employment of an optionee is terminated during such period (other than in the case of death or disability), the Company shall have the right to repurchase shares during such six month period in exchange for the payment of an amount equal to the exercise price. Upon the exercise of an option, the option holder shall pay to the Company the exercise price plus the amount of the required Federal and State withholding taxes, if any. The unexercised portion of any option granted under the Omnibus Plan will generally be terminated (a) thirty (30) days after the date on which the optionee's employment is terminated for any reason other than (i) Cause (as defined in the Omnibus Plan), (ii) mental or physical disability, or (iii) death; (b) immediately upon the termination of the optionee's employment for Cause; (c) three months after the date on which the optionee's employment is terminated by reason of retirement or mental or physical disability; or (d)(i) 12 months after the date on which the optionee's employment is terminated by reason of the death of the employee, or (ii) three months after the date on which the optionee shall die if such death shall occur during the three-month period following the termination of the optionee's employment by reason of retirement or mental or physical disability.

         Performance Awards Consisting of Options and SARs Issued in Tandem Under Omnibus Plan. Upon exercise of a Tandem Option, the optionee will be entitled to a credit toward the exercise price equal to the value of the SARs issued in tandem with the option exercised, but not to exceed the amount of the Federal income tax deduction allowed to the Company in respect of such SAR and not in an amount which would reduce the amount of payment by the optionee below the par value of the shares being purchased. Upon exercise of a Tandem Option, the related SAR shall terminate, the value being limited to the credit which can be applied only toward the purchase price of shares of Common Stock. In all cases, full payment of the net purchase price of the shares must be made in cash or its equivalent at the time the Tandem Option is exercised, together with the amount of the required Federal and State withholding taxes, if any. When a SAR issued as part of a Tandem Option is exercised, the option to which it relates will cease to be exercisable to the extent of the number of shares with respect to which the SAR was exercised, and that number of shares will thereafter be available for issuance as an Award under the Omnibus Plan.

         Other Performance Awards Issued Under the Omnibus Plan. The Omnibus Plan authorizes the Directors or, if appointed, Compensation Committee to grant, to the extent permitted under Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934 and applicable law, other Awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of Common Stock of the Company. Furthermore, the amount or terms of an Award may be related to the performance of the Company or to such other criteria or measure of performance as the Directors or, if appointed, Compensation Committee may determine.

         As of May 27, 1999, subject to shareholder approval of the adoption of the amendment to the Omnibus Plan, options to purchase an aggregate of 912,750 shares of Common Stock at exercise prices ranging from $2.50 to $8.01 per share had been granted to 36 employees under the Omnibus Plan. Included among such options are options to purchase 200,000 shares granted in January 1998 to Mr. Jenkins and options to purchase 80,000 shares granted to each of Messrs. Danny Ray Thornton and Allen Neel.

         In the event proposal number 5, the proposal to increase the number of shares of Common Stock the Company is authorized to issue, is not approved by stockholders, proposal number 2 will be withdrawn from consideration by stockholders.

         ADOPTION OF THE PROPOSAL REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE VOTES CAST AT THE MEETING.

3.       AMENDMENT TO 1997 NON-EMPLOYEE STOCK OPTION PLAN.

         On May 27, 1998 and January 11, 1999, the Company's Board of Directors adopted, subject to stockholder approval, proposed amendments to the 1997 Non-Employee Stock Option

Plan (the "Non-Employee Plan") to increase the number of shares reserved for the grant of options thereunder from 100,000 shares to 300,000 shares. Stockholders are being asked to approve the amendment to the Non-Employee Plan at the Meeting. A general description of the Non-Employee Plan is set forth below.

               MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3

         General Description. The Non-Employee Plan provides a means by which non-employee directors of the Company and consultants to the Company can be given an opportunity to purchase stock in the Company, thus assisting the Company to retain the services of non-employee directors and consultants, to secure and retain the services of persons capable of serving in such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company. The stock options granted under the Non-Employee Plan will not be eligible for the tax treatment accorded "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         The Plan provides that, as proposed to be amended, a total of 300,000 shares of the Company's Common Stock may be issued pursuant to options granted under the Non-Employee Plan, subject to certain adjustments described below. If options granted under the Non-Employee Plan expire or otherwise terminate without being exercised in full, the stock not purchased pursuant to such options again becomes available for issuance pursuant to exercises of options granted under the Non-Employee Plan.

         Eligibility for Grant of Options. Options may be granted under the Non-Employee Plan only to non-employee directors of the Company and consultants to the Company.

         Grants. As of May 27, 1999, subject to shareholder approval of the adoption of the amendment to the Non-Employee Plan, options to purchase an aggregate of 185,000 shares of Common Stock have been granted to 21 persons under the Non-Employee Plan exercisable at prices ranging form $2.63 to $4.63 per share, including 20,000 shares to each of John McNiff and Michael Brod. Messrs. McNiff and Brod are former Directors of the Company and serve as consultants to the Company under two-year agreements dated June 12, 1998.

         Terms of Options. The exercise price for each option granted under the Non-Employee Plan will be not less than the fair market value of the Common Stock underlying the option on the date of grant. The purchase price of stock acquired pursuant to options granted under the Non-Employee Plan must be paid either: (i) in cash, (ii) by delivery to the Company of other Common Stock of the Company that has been held for the requisite period necessary to avoid a charge to the Company's reported earnings and valued at the fair market value on the date of exercise or (iii) by a combination of such methods of payment.

         Each option granted under the Non-Employee Plan will become exercisable upon the date of grant, provided that as of each vesting date and during the exercise period the option holder remains a director, employee or consultant to the Company. The term of each option granted under the Non-Employee Plan is 10 years after the date of grant.

         Options granted under the Non-Employee Plan may not be transferred except by will or by the laws of descent and distribution, and may be exercised during the lifetime of the person to whom the option is granted only by such person.

         Adjustment Provision. The Non-Employee Plan provides that, if there is any change in the stock subject to the Plan or subject to any option granted under the Non-Employee Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or otherwise), then the Non-Employee Plan and options outstanding thereunder will be appropriately adjusted as to the class(es) and the maximum number of shares subject to the Non-Employee Plan, and the class(es), number of shares and price per share of stock subject to such outstanding options.

         Effects of Certain Corporate Events. The Non-Employee Plan provides that, in the event of a dissolution or liquidation of the Company, specified type of merger or other corporate reorganization, any outstanding options under the Non-Employee Plan will terminate unless the Board of Directors determines in its sole discretion that: (i) another corporation will assume such options or substitute similar options therefor; or (ii) such options will continue in full force and effect.

         Administration. The Non-Employee Plan is administered by the Board of Directors of the Company. The Board has the power to construe and interpret the Non-Employee Plan. The Board of Directors may delegate administration of the Non-Employee Plan to a committee composed of not fewer than three members of the Board. The Board may abolish any such committee at any time and re-vest in the Board the administration of the Non-Employee Plan.

         Duration, Amendment and Termination. The Board may suspend or terminate the Non-Employee Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the Non-Employee Plan will terminate in April 2007.

         The Board may also amend the Non-Employee Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within twelve months before or after its adoption by the Board if the amendment would: (i) increase the number of shares reserved for issuance under the Non-Employee Plan; or (ii) modify the requirements as to eligibility for participation in the Non-Employee Plan, to the extent that such modification requires stockholder approval under Rule 16b-3; or (iii) modify the Non-Employee Plan in any other way to the extent that such modification requires stockholder approval under Rule 16b-3.

         Federal Income Tax Information. Options granted under the Plan are "non-statutory stock options" for federal income tax purposes. There are no tax consequences to the optionee or the Company by reason of the grant of a non-statutory stock option. Upon exercise of a non-statutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Subject to the requirement of reasonableness and the satisfaction of any withholding obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long or short term depending on whether the stock was held for more than one year.

         As a result of the promulgation of regulations in 1991 under Section 16 of the Securities Exchange Act of 1934, as amended, and under Section 83 of the Code, shares acquired upon the exercise of a non-statutory stock option by an optionee subject to Section 16(b) will be deemed to be subject to a risk of forfeiture only if the option is exercised within six months of the date of grant of the option. Generally, if shares are subject to a substantial risk of forfeiture, the date on which ordinary income is measured and recognized is delayed until the risk of forfeiture lapses, unless, within 30 days of exercise, the optionee elects otherwise. Because options granted under the Plan generally can be exercised earlier than six months after the date of grant, shares acquired under the Plan could be treated as being subject to a risk of forfeiture. Although it is unclear, it appears that the Internal Revenue Service takes the position that shares acquired more than six months after the option is granted are not treated as subject to a risk of forfeiture even if the shares cannot be sold immediately, due to a prior "purchase" under Section 16(b).

         The foregoing discussion is not intended to be a complete description of the federal income tax aspects of options granted under the Plan. In addition, the administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, no information is given with respect to state or local taxes that may be applicable.

         In the event proposal number 5, the proposal to increase the number of shares of Common Stock the Company is authorized to issue, is not approved by stockholders, proposal number 3 will be withdrawn from consideration by stockholders.

         ADOPTION OF THE PROPOSAL REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE VOTES CAST AT THE MEETING.

4.       PROPOSAL TO ADOPT THE 1999 STOCK INCENTIVE PLAN

         On January 11, 1999 the Company's Board of Directors adopted, subject to stockholder approval, the 1999 Stock Incentive Plan (the"1999 Plan") pursuant to which 3,000,000 shares of Common Stock would be reserved for the issuance of options to be granted under the 1999 Plan. A general description of the 1999 Plan is set forth below.

               MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 4

         Under the 1999 Plan, 3,000,000 shares of Common Stock have been reserved for issuance on exercise of options that may be granted under the 1999 Plan. In no event, however, may any one participant in the 1999 Plan receive option grants, separately exercisable stock appreciation rights or direct stock issuances for more than 150,000 shares of Common Stock in the aggregate per calendar year.

         The  1999  Plan is  divided  into  five  separate  components:  (i) the
Discretionary Option Grant Program under which eligible individuals in the Company's employ or service (including officers and consultants) may, at the discretion of the 1999 Plan Administrator, be granted options to purchase shares of Common Stock at an exercise price equal to not less than the fair market value of the Common Stock on the date of grant, (ii) the Stock Issuance Program under which such individuals may, in the 1999 Plan Administrator's discretion, be issued shares of Common Stock directly, through the purchase of such shares at a price not less than their fair market value at the time of issuance or as a bonus tied to the performance of services, (iii) the Salary Investment Option Grant Program which may, in the 1999 Plan Administrator's sole discretion, be activated for one or more calendar years and, if so activated, will allow executive officers and other highly compensated employees the opportunity to apply a portion of their base salary to the acquisition of special below-market stock option grants, (iv) the Automatic Option Grant Program under which option grants will automatically be made at periodic intervals to eligible, non-employee members of the Board of Directors to purchase shares of Common Stock at an exercise price equal to their fair market value on the grant date and (v) the Director Fee Option Grant Program which may, in the 1999 Plan Administrator's sole discretion, be activated for one or more calendar years and, if so activated, will allow non-employee Board members the opportunity to apply a portion of any annual retainer fee otherwise payable to them in cash each year to the acquisition of special below-market option grants.

         The Discretionary Option Grant Program and the Stock Issuance Program initially will be administered by the Board of Directors. The Board of Directors, as 1999 Plan Administrator, will have the discretion to determine which eligible individuals are to receive option grants or stock issuances under those programs, the time or times when such option grants or stock issuances are to be made, the number of shares subject to each such grant or issuance, the status of any granted option as either an incentive stock option or a non-statutory stock option under the federal tax laws, the vesting schedule to be in effect for the option grant or stock issuance and the maximum term for which any granted option is to remain outstanding. The Board of Directors will also have the authority to select the executive officers and other highly compensated employees who may participate in the Salary Investment Option Grant Program in the event that program is activated for one or more calendar years, but the Board of Directors will not exercise any administrative discretion with respect to option grants made under the Salary Investment Option Grant Program or under the Automatic Option Grant Program or Director Fee Option Grant Program for the non-employee Board members. All grants under those three latter programs will be made in strict compliance with the express provisions of each such program.

         The exercise price for the shares of Common Stock subject to option grants made under the 1999 Plan may be paid in cash or in shares of Common Stock valued at fair market value on the exercise date. The option may also be exercised through a same-day sale program without any cash outlay by the optionee. In addition, the 1999 Plan Administrator may provide financial assistance to one or more optionees in the exercise of their outstanding options or the purchase of their unvested shares by allowing such individuals to deliver a full-recourse, interest-bearing promissory note in payment of the exercise price and any associated withholding taxes incurred in connection with such exercise or purchase.

         Stock appreciation rights are authorized for issuance under the Discretionary Option Grant Program which provide the holders with the election to surrender their outstanding options for an appreciation distribution from the Company equal to the excess of (i) the fair market value of the vested shares of Common Stock subject to the surrendered option over (ii) the aggregate exercise price payable for such shares. Such appreciation distribution may be made in cash or in shares of Common Stock.

         In the event that the Company is acquired by merger or sale of substantially all of its assets or securities possessing more than 50% of the total combined voting power of the Company's outstanding securities, each outstanding option under the Discretionary Option Grant Program which is not to be assumed by the successor corporation or otherwise continued in effect will automatically accelerate in full, and all unvested shares under the Discretionary Option Grant and Stock Issuance Programs will immediately vest, except to the extent the Company's repurchase rights with respect to those shares are assigned to the successor corporation or otherwise continued in effect. The 1999 Plan Administrator will have complete discretion to grant one or more options under the Discretionary Option Grant Program which will become exercisable on an accelerated basis for all of the option shares upon (i) an acquisition or other change in control of the Company, whether or not those options are assumed or continued in effect, or (ii) the termination of the optionee's service within a designated period (not to exceed 18 months) following an acquisition or other change in control in which those options are assumed or continued in effect. The vesting of outstanding shares under the Stock Issuance Program may be accelerated upon similar terms and conditions. The 1999 Plan Administrator is also authorized under the Discretionary Option Grant and Stock Issuance Programs to grant options and to structure repurchase rights so that the shares subject to those options or repurchase rights will immediately vest in connection with a change in the majority of the Board of Directors of the Company by reason of one or more contested elections for Board membership, with such vesting to occur either at the time of such change in control or upon the subsequent termination of the individual's service within a designated period following such change in control.

         In the event the 1999 Plan Administrator elects to activate the Salary Investment Option Grant Program for one or more calendar years, each executive officer and other highly compensated employees of the Company selected for participation may elect, prior to the start of the calendar year, to reduce his or her base salary for that calendar year by a specified dollar amount not less than $12,000 nor more than $60,000. If such election is approved by the 1999 Plan Administrator, the individual will automatically be granted, on the first trading day in January of the calendar year for which that salary reduction is to be in effect, a non-statutory option to purchase that number of shares of Common Stock determined by dividing the salary reduction amount by two-thirds of the fair market value per share of Common Stock on the grant date. The option will be exercisable at a price per share equal to one-third of the fair market value of the option shares on the grant date. As a result, the total spread on the option shares at the time of grant (the fair market value of the option shares on the grant date less the aggregate exercise price payable for those shares) will be equal to the amount of salary invested in that option. The option will become exercisable for the option shares in a series of 12 equal monthly installments over the calendar year for which the salary reduction is to be in effect and will be subject to full and immediate vesting upon certain changes in the ownership or control of the Company.

         Under the Automatic Option Grant Program, each individual who first becomes a non-employee Board member at any time after the January 1, 1999, whether by appointment by the Board of Directors or election of the stockholders, will automatically receive an option grant for 50,000 shares as of the date such individual joins the Board, provided such individual has not been in the prior employ of the Company. In addition, on the date of each Annual Stockholders Meeting of the Company held after the 1999 Plan Effective Date, each non-employee Board member who is to continue to serve as a non-employee Board member will automatically be granted an option to purchase 5,000 shares of Common Stock, provided such individual has served on the Board for at least six months. Each automatic grant for the non-employee Board members will have a term of 5 years, subject to earlier termination following the optionee's cessation of Board service. Each automatic option will be immediately exercisable for all of the option shares; however, any unvested shares purchased under the option will be subject to repurchase by the Company, at the exercise price paid per share, should the optionee cease Board service prior to vesting in those shares. The shares subject to each initial 50,000-share automatic option grant will vest over a three-year period in successive equal annual installments upon the individual's completion of each year of Board service measured from the option grant date. Each 5,000-share automatic option grant will vest upon the individual's completion of one year of Board service measured from the option grant date. However, the shares subject to each automatic grant will immediately vest in full upon certain changes in control or ownership of the Company or upon the optionee's death or disability while a Board member.

         Should the Director Fee Option Grant Program be activated in the future, each non-employee Board member will have the opportunity to apply all or a portion of any annual retainer fee otherwise payable in cash to the acquisition of a below-market option grant. The option grant will automatically be made on the first trading day in January in the year for which the retainer fee would otherwise be payable in cash. The option will have an exercise price per share equal to one-third of the fair market value of the option shares on the grant date, and the number of shares subject to the option will be determined by dividing the amount of the retainer fee applied to the program by two-thirds of the fair market value per share of Common Stock on the grant date. As a result, the total spread on the option (the fair market value of the option shares on the grant date less the aggregate exercise price payable for those shares) will be equal to the portion of the retainer fee invested in that option. The option will become exercisable for the option shares in a series of 12 equal monthly installments over the calendar year for which the election is to be in effect. However, the option will become immediately exercisable for all the option shares upon (i) certain changes in the ownership or control of the Company or (ii) the death or disability of the optionee while serving as a Board member.

         The shares subject to each option under the Salary Investment Option Grant and Automatic Option Grant and Director Fee Option Grant Programs will immediately vest upon (i) an acquisition of the Company by merger or asset sale,
(ii) the successful completion of a tender offer for more than 50% of the Company's outstanding voting stock or (iii) a change in the majority of the Board effected through one or more contested elections for Board membership. Limited stock appreciation rights will automatically be included as part of each grant made under the Automatic Option Grant, Salary Investment Option Grant and Director Fee Option Grant Programs and may be granted to one or more officers of the Company as part of their option grants under the Discretionary Option Grant Program. Options with such a limited stock appreciation right may be surrendered to the Company upon the successful completion of a hostile tender offer for more than 50% of the Company's outstanding voting stock. In return for the surrendered option, the optionee will be entitled to a cash distribution from the Company in an amount per surrendered option share equal to the excess of (i) the highest price per share of Common Stock paid in connection with the tender offer over (ii) the exercise price payable for such share.

         The Board of Directors of the Company may amend or modify the 1999 Plan at any time, subject to any required stockholder approval. The 1999 Plan will terminate on the earliest of (i) 10 years after the 1999 Plan Effective Date,
(ii) the date on which all shares available for issuance under the 1999 Plan have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with certain changes in control or ownership of the Company.

         As of May 27, 1999, subject to shareholder approval of the adoption of the 1999 Plan, options to purchase an aggregate of 1,399,800 shares of Common Stock at an exercise price of $1.31 per share have been granted to 58 employees and non-employee consultants, including options to purchase 300,000 shares granted to Mr. Neel and 200,000 shares granted to Mr. Thornton.

         In the event proposal number 5, the proposal to increase the number of shares of Common Stock the Company is authorized to issue, is not approved by stockholders, proposal number 4 will be withdrawn from consideration by stockholders.

         ADOPTION OF THE PROPOSAL REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE VOTES CAST AT THE MEETING.

5. PROPOSAL TO AMEND CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

         The Board of Directors of the Company has recommended an amendment to the Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock, $.0005 par value, from 12,500,000 shares to 75,000,000 shares. The proposed form of the Certificate of Amendment respecting the amendment to the Certificate of Incorporation to increase the number of shares of Common Stock authorized is attached hereto as Exhibit A.

              MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 5.

         The amendment has received the unanimous approval of the Company's Board of Directors and shall be adopted by shareholders upon receiving the affirmative vote of a majority of the outstanding stock entitled to vote thereon at the Meeting.

         The Company is currently authorized to issue 12,500,000 shares of Common Stock, of which 3,947,451 shares were outstanding at the close of business on May 27, 1999. Also at May 27, 1999, the Company had both reserved for issuance and was contractually committed to reserve for issuance an additional 32,550,580 shares under the terms of outstanding options, warrants and convertible securities, after reflecting all adjustments required to be made to the exercise and conversion prices and numbers of shares issuable under the terms of the anti-dilution provisions of such securities and including options granted subject to shareholder approval of amendments to the plans or adoption of the plan under which they were granted. Accordingly, at May 27, 1999, the number of shares of Common Stock reserved for issuance and which the Company was contractually committed to reserve for issuance, together with the number of shares outstanding on that date, exceeded the number of shares the Company is authorized to issue under its Certificate of Incorporation by 23,998,031 shares.

         In addition, the Company is seeking at the Meeting stockholder approval of proposals to increase the number of shares of Common Stock reserved under the terms of its 1997 Omnibus Incentive Plan and 1997 Non-Employee Stock Option Plan and to approve the adoption of the 1999 Stock Incentive Plan all of which will result in an additional 3,400,000 shares to be reserved under those plans.

         In order for the Company to fulfill its commitments regarding the reservation of shares under outstanding options, warrants and convertible securities, to make available a sufficient number of shares for issuance on exercise of options that may be granted under the amended terms of its 1997 Omnibus Incentive Plan, the 1997 Non-Employees Stock Option Plan and the 1999 Stock Incentive Plan proposed to be approved, as well to have approximately 35,101,969 shares unreserved and available for issuance for other corporate purposes, the Company is seeking stockholder approval of an amendment to its Certificate of Incorporation to increase the number of shares of Common Stock the Company is authorized to issue to 75,000,000 shares from 12,500,000 shares.

Background

         At December 31, 1997, the Company had outstanding 2,990,254 shares of Common Stock, and had reserved an aggregated of 3,737,256 shares for issuance on exercise of outstanding warrants, options and convertible securities and under the terms of the 1997 Omnibus Incentive Plan and 1997 Non-Employee Stock Option Plan, including 2,744,256 shares issuable on exercise or conversion of warrants and notes held by St. James.

         On January 23, 1998,  the Company  entered  into an agreement  with St.
James pursuant to which it sold its $10.0 million principal amount of its 8% convertible note and warrants to purchase 2,000,000 shares of common stock. The per share conversion price of the note and the exercise price of the warrants initially was $7.00 and $6.75, respectively. Accordingly, an aggregate of 3,428,571 shares were reserved in January 1998 for issuance on exercise and conversion of the note and warrants.

         On March 16, 1998, the Company entered into a Loan and Security Agreement with Fleet pursuant to which the Company was able to borrow up to an aggregate of $19.0 million, subject to certain conditions. Fleet conditioned its agreement to lending the money to the Company on St. James agreeing to certain amendments to the terms of the convertible notes of the Company issued to St. James. Among other things, these amendments required St. James to extend the maturity date of $10.0 million of indebtedness owing to it from maturing in 18 months to maturing in 36 months, required St. James to fully subordinate the payment of principal and interest on the indebtedness owing to it to the prior payment in full of the Company's indebtedness to Fleet, and required St. James and its affiliates to refrain from selling shares of Common Stock of the Company below certain percentage levels of the Company's shares outstanding so long as the indebtedness remains owing to Fleet. In consideration for these amendments, the Company agreed to reduce the exercise and conversion prices of the common stock purchase warrants and note issued to St. James in January 1998 to $5.50 per share and to provide that in the event shares of Common Stock were issued by the Company thereafter at a price less than $5.50 per share such exercise and conversion prices would be reduced to a price equal to the price at which the shares were issued. The $5.50 price was based on a price at which the Company issued shares of Common Stock in a private placement in March 1998, at the time St. James agreed to the amendments to its agreements.

         In order to obtain the additional $1.5 million of subordinated borrowings necessary to complete the closing of the Company's Amended and Restated Loan Agreement with Fleet, in October 1998, the Company entered into an agreement with SJMB, whereby SJMB agreed to purchase up to $2.0 million principal amount of the Company's convertible promissory note due on March 16, 2001. The note issued to SJMB was originally convertible into shares of the Company's Common Stock at a conversion price of $2.25 per share, subject to anti-dilution adjustment for certain issuances of securities by the Company at prices per share of Common Stock less than the conversion price then in effect, in which event the conversion price is reduced to the lower price at which such shares are issued. The Company also agreed to issue to SJMB warrants to purchase an aggregate of 1,333,333 shares of Common Stock exercisable at a price of $2.25 per share. Such warrants are subject to anti-dilution adjustment for certain issuances of securities by the Company at prices per share of Common Stock less than the exercise price then in effect, in which event the exercise price is reduced to the lower price at which such shares are issued and the number of shares issuable is adjusted upward.

         As a consequence of the issuance on October 30, 1998 of the convertible note and warrant to SJMB with conversion and exercise prices of $2.25, under the terms of the amended anti-dilution provisions of the other convertible notes and warrants held by St. James, including certain of its affiliates and assignees, the conversion prices and exercise prices of those securities were reduced to $2.25 per share with the total number of shares issuable on conversion and exercise being adjusted to 13,817,870 shares from 6,562,440 shares.

         In February 1999, in order to enter into the Forbearance Agreement with Fleet, the Company entered into an agreement with two affiliates of St. James, to purchase up to $2.5 million principal amount of the Company's convertible promissory note due on March 16, 2001. The note is convertible into shares of the Company's Common Stock at an original conversion price of $1.50 per share, subject to anti-dilution adjustment for certain issuances of securities by the Company at prices per share of Common Stock less than the conversion price then in effect, in which event the conversion price is reduced to the lower price at which such shares are issued. The Company also issued warrants to purchase 2,075,000 shares of Common Stock exercisable at a price of $1.50 per share, subject to anti-dilution adjustment for certain issuances of securities by the Company at prices per share of Common Stock less than the exercise price then in effect, in which event the exercise price is reduced to the lower price at which such shares are issued and the number of shares issuable is adjusted upward.

         As a consequence of the issuance of the convertible note and warrant to SJMB in February 1999 with conversion and exercise prices of $1.50, under the terms of the anti-dilution provisions of the outstanding convertible notes and warrants held by St. James, including certain of its affiliates and assignees, the conversion prices and exercise prices of those securities were reduced to $1.50 per share with the total number of shares issuable on conversion and exercise being adjusted upward to 29,468,471 shares.

         On December 15, 1998, the Company entered into a joint operation and option agreement with Measurement Specialists, Inc. ("MSI"), which is engaged in the oil and gas well servicing business, resulting in the operation by the Company of MSI's assets. The option relates to the acquisition of MSI's assets. In consideration for the option, the Company has issued to MSI 50,000 shares of Common Stock and has agreed to issue to MSI an additional 94,445 shares.

         The Company's Board of Directors has authorized the issuance of an aggregate of 772,727 shares to certain persons who purchased shares of the Company's Common Stock at a price of $5.50 per share in private sales of the Company's securities which occurred in March and April 1998. Such persons assert that excessive delays were encountered in effecting the registration of their shares under the Securities Act of 1933, as amended, and that therefore such persons were unable to liquidate their securities. The Company disagrees with these assertions but has agreed to the issuance of the shares to resolve any claims, subject to the release by such persons of these claims. An offering of shares of Common Stock of the Company to such persons in accordance with the foregoing expired on May 28, 1999 and the Company is obligated to issue an aggregate of 744,644 shares to the persons who accepted the offer.

         Other than as described above, the Company has no present plans to issue any additional shares of its Common Stock or other options, warrants or convertible securities requiring the issuance, on exercise or conversion, any additional shares of Common Stock.

Reasons for the Proposed Increase in Authorized Shares.

         The Board of Directors recommends an increase in the number of authorized shares of the Company's Common Stock from 12,500,000, to 75,000,000. The Board of Directors believes it is desirable to increase the authorized shares of Common Stock in order to meet its existing contractual obligations under outstanding options, warrants and convertible securities, to make a sufficient number of shares available for exercise of options that may be granted under the amended terms of its 1997 Omnibus Incentive Plan and 1997 Non-Employee Stock Option Plan, and its newly adopted 1999 Stock Incentive Plan, as well as for future use for acquisitions, financings, stock dividends or other corporate purposes. The Board of Directors generally will have the power to issue the additional authorized shares without shareholder approval. All newly authorized shares would have the same rights as the presently authorized shares, including the right to cast one vote per share and to participate in dividends when and to the extent declared and paid. Under the Company's Certificate of Incorporation, stockholders do not and will not have preemptive rights. Accordingly, the issuance of additional shares of Common Stock might dilute, under certain circumstances, the ownership interest and voting rights of existing shareholders.

         The Company believes that it may be required to issue or reserve for issuance additional shares of Common Stock in connection with raising additional capital so as to meet obligations in the future to lenders and others. The Company does not at present have under consideration any specific plans or proposals to issue any additional shares of Common Stock for this purpose. However, the Company believes it prudent to have shares authorized for issuance if the need to issue or reserve shares for issuance for this purpose materializes. Except for the additional shares proposed to be reserved under the amended terms of the 1997 Omnibus Incentive Plan and the 1997 Omnibus Non-Employee Plan and the 1999 Stock Incentive Plan, the Company has no other plans to issue or reserve for issuance any additional shares of Common Stock. Management of the Company believes that having 75,000,000 shares of Common Stock authorized should be adequate to meet the Company's needs to raise additional capital and for other purposes in the foreseeable future.

Possible Consequences Of Failure to Approve the Proposal.

         The Company's loan agreement dated February 18, 1999 with SJMB provides that the Company shall, at or before the earlier of June 30, 1999 or its next annual meeting of shareholders, secure an amendment to its Certificate of Incorporation to increase the number of shares that the Company is authorized to issue to a number sufficient to authorize the issuance of its current outstanding shares and all shares that are issuable upon conversion of the Company's outstanding shares and all shares that are issuable upon conversion of the Company's outstanding convertible notes and exercise of any warrants or options to purchase Common Stock. SJMB has agreed to extend the date by which the amendment must be secured to July 31, 1999. Pursuant to the forgoing, the Company is submitting to a vote of its shareholders at the Meeting a proposal to increase the number of shares of Common Stock authorized to 75,000,000 shares.

         The failure of the shareholders of the Company to approve the amendment of the Certificate of Incorporation will constitute a breach of the Company's agreement with SJMB and, if such default remains uncured for 45 days, constitute an Event of Default under the Company's $2.5 million promissory note held by SJMB. Under those circumstances, the principal of the note and all accrued interest would become automatically immediately due and payable. Such default would also constitute a default under all of the Company's other indebtedness owing to St. James and its affiliates, aggregating $16.9 million as of March 31,

1999, as well as a default under the Company's borrowings from Fleet. Accordingly, an aggregate of $29.7 of the Company's indebtedness would be in default and would entitle the creditors to foreclose on substantially all of the Company's assets, subject to the terms of an Amended and Restated Subordination Agreement between St. James and its affiliates and Fleet whereby St. James agreed to subordinate the payment of the Company's indebtedness owing to it to the prior payment of the Company's indebtedness owing to Fleet.

         ADOPTION OF THE PROPOSAL REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK.

                        PRINCIPAL AND OTHER STOCKHOLDERS

         The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of May 27, 1999 (a) by each person who is known by the Company to own beneficially more than five percent (5%) of the Company's Common Stock, (b) by each of the Company's Directors and officers, and (c) by all Directors and officers as a group. As of May 27, 1999, the Company had 3,947,451 shares of Common Stock outstanding.


                                                                                     PERCENTAGE OF
                                                             NUMBER OF SHARES         OUTSTANDING
          NAME AND ADDRESS (1)(2)                                OWNED                SHARES(3)
          -----------------------                                -----                ---------

      William L. Jenkins                                        410,000 (4)               9.8%

      Danny Ray Thornton                                        280,666 (5)(6)            6.6%

      Allen R. Neel                                             380,000 (5)(7)            8.8%

      St. James Capital Partners, L.P. and affiliates
      777 Post Oak Boulevard - Suite 950
      Houston, Texas  77056                                   29,468,471(8)              88.2%

      Bendover Corp. (9)
      Alan W. Mann (10)
      M. Dale Jowers
      13843 Highway 105 West - Suite 212
      Conroe, Texas  77304                                       647,569               16.4%

      All Directors and Officers as a Group
         (5 persons including the above)                      30,539,137 (11)          88.6%

----------
(1) This tabular information is intended to conform with Rule 13d-3 promulgated under the Securities Exchange Act of 1934 relating to the determination of beneficial ownership of securities. The tabular information gives effect to the exercise of warrants or options exercisable within 60 days of the date of this table owned in each case by the person or group whose percentage ownership is set forth opposite the respective percentage and is based on the assumption that no other person or group exercise their option.

(2) Unless otherwise indicated, the address for each of the above is c/o Black Warrior Wireline Corp., 3748 Highway #45 North, Columbus, Mississippi 39701.

(3) The percentage of outstanding shares calculation is based upon 3,942,831 shares outstanding as of May 27, 1999, except as otherwise noted.

(4) Includes 200,000 shares issuable on exercise of an option, of which the option is presently exercisable with respect to 100,000 shares.

(5) Includes 80,000 shares issuable on exercise of an option at a price of $2.625 per share, of which 62,500 shares are immediately exercisable and an additional 12,500 shares will become exercisable on April 1, 1999 and each anniversary thereafter, provided, the employee remains employed by the Company.

(6) Includes an option to purchase 200,000 shares at an exercise price of $1.31 per share, subject to shareholder approval of the adoption of the 1999 Stock Incentive Plan, of which 66,666 shares are immediately exercisable and the remaining shares become exercisable over two years.

(7) Includes an option to purchase 300,000 shares at an exercise price of $1.31 per share, subject to shareholder approval of the adoption of the 1999 Stock Incentive Plan, of which 100,000 shares are immediately exercisable and the remaining shares become exercisable over two years.

(8) Includes shares issuable to St. James Capital Partners, LP and its affiliates on conversion of notes and exercise of warrants. See "Election of Directors - Certain Transactions."

(9) Based on information contained in the Schedule 13D dated October 9, 1997. On October 9, 1997, the Company issued 647,569 shares and paid $586,000 in cash to purchase substantially all the assets of Diamondback Directional, Inc. (which corporation subsequently changed its name to Bendover Corp.). Messrs. Mann and Jowers each own approximately 42.5% of the outstanding capital stock of Bendover Corp.

(10) Mr. Mann also holds directly 784 shares of Common Stock in addition to the 647,569 shares held by Bendover Corp. in which he has an indirect beneficial interest.

(11) Also includes the shares held by St. James and the shares issuable on exercise of the options held by Messrs. Jenkins, Thornton and Neel.


CHANGE OF CONTROL

          Commencing in June 1997, St. James and affiliated entities entered into a series of transactions with the Company to purchase an aggregate of $19.4 million of convertible promissory notes and warrants. See "Election of Directors
- Certain Transactions" for a description of the Company's transactions with St. James and its affiliated entities. In addition, two of the three nominees for election as a Director of the Company are affiliates of St. James. Although St. James does not, as of May 27, 1999, hold directly any voting securities of the Company, in the event it, its affiliated entities and certain of its limited partners should convert all of their notes and exercise all of their warrants, St. James, its affiliated entities and its limited partners would then hold 29,468,471shares of Common Stock. Subject to shareholder approval of the Certificate of Incorporation to increase the number of shares of Common Stock authorized, this would constitute approximately 88.2% of the shares outstanding, without giving effect to the issuance of any shares on conversion or exercise of any other outstanding convertible securities, warrants or options. The ability of St. James, its affiliated entities and its limited partners to exercise and convert in full the warrants and notes is dependent upon the adoption of the amendment to the Company's Certificate of Incorporation described in Proposal 5. Accordingly, by virtue of the foregoing transactions with St. James and the election of Messrs. Thompson and Underbrink as Directors of the Company, a change of control of the Company may be deemed to have occurred.

                              CERTIFYING ACCOUNTANT

         The Board of Directors has selected PricewaterhouseCoopers L.L.P. as the Company's independent auditors for 1999. The Company expects a representative of PricewaterhouseCoopers L.L.P. to be present at the Meeting and to be available to respond to appropriate questions or make a statement if they desire to do so.

          SUBMISSION OF STOCKHOLDERS' PROPOSALS FOR 2000 ANNUAL MEETING

         Any proposals which Stockholders intend to present for a vote of Stockholders at the Company's 2000 Annual Meeting, and which such Stockholders desire to have included in the Company's Proxy Statement and Form of Proxy relating to that Meeting, must be sent to the Company's executive office and received by the Company a reasonable time before the meeting.

                                     GENERAL

         The cost of soliciting proxies will be borne by the Company. In addition to solicitation by use of the mails, certain officers and regular employees may solicit proxies personally and by telephone, and the Company will request banks, brokerage houses and nominees and fiduciaries to forward soliciting material to their principals and will reimburse them for their reasonable out-of-pocket expenses.

         The Company's Annual Report to Stockholders for the year ended December 31, 1998, including financial statements, is being mailed to Stockholders herewith.

                                           By Order of the Board of Directors

Dated: June 4, 1999                        Allen R. Neel,  Secretary

                                                                     Exhibit "A"

         RESOLVED, that Article Fourth of the Certificate of Incorporation of this corporation be hereby amended to read in its entirety as follows:

         FOURTH. The total number of shares of capital stock of all classes which the Corporation shall have authority to issue is Seventy-Seven Million Five Hundred Thousand (77,500,000) shares, of which Seventy-Five Million (75,000,000) shares, of a par value of $.0005 per share, shall be designated "Common Stock," and Two Million Five Hundred Thousand (2,500,000) shares, of a par value of $.01 per share, shall be designated "Preferred Stock."

                                                        APPENDIX:  FORM OF PROXY

                          BLACK WARRIOR WIRELINE CORP.
                             3748 Highway #45 North
                           Columbus, Mississippi 39701

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints William L. Jenkins and Danny Ray Thornton, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all the shares of common stock of Black Warrior Wireline Corp. held of record by the undersigned on May 27, 1999 at the Annual Meeting of Shareholders to be held on July [__], 1999 or any adjournment thereof.

         1.   Election of Directors

              |_| For all nominees listed below (except as marked to contrary below)

              |_|  Withhold Authority to vote for all nominees listed below

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

                               William L. Jenkins
                               Charles Underbrink
                                John L. Thompson

         2.       In Favor of  |_|     Against  |_|     Abstain  |_|

                  A proposal to approve an amendment to the Company's 1997 Omnibus Incentive Plan to increase the number of shares reserved for the grant of options thereunder from 600,000 shares to 1,000,000 shares.

         3.       In Favor of  |_|     Against  |_|     Abstain  |_|

                  A proposal to approve an amendment to the Company's 1997 Non-Employee Stock Option Plan to increase the number of shares reserved for the grant of options thereunder from 100,000 shares to 300,000 shares.

         4.       In Favor of |_|      Against  |_|     Abstain  |_|

                  A proposal to approve the adoption of the 1999 Stock Incentive Plan.

         5.       In Favor of  |_|     Against  |_|     Abstain  |_|

                  A proposal to amend the Company's Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock from 12,500,000 to 75,000,000.

         6. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS.

         PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

         WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, AS EXECUTOR, ADMINISTRATOR, TRUSTEE, OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

Dated:  _______________, 1999               ____________________________________
                                            Signature
                                            Title (if required)




                                            ____________________________________
                                            Signature (if held jointly)